Exhibit 99.1
[PSYCHIATRIC SOLUTIONS, INC. LOGO]
Contact:
Brent Turner
Executive Vice President,
Finance and Administration
(615) 312-5700
PSYCHIATRIC SOLUTIONS TO LAUNCH FINANCING FOR ACQUISITION OF
ALTERNATIVE BEHAVIORAL SERVICES, INC.

Increases 2007 Earnings Guidance to $1.42 to $1.46 per Diluted Share
FRANKLIN, Tenn. (November 7, 2006) — Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced the launch of its amended and restated Senior Secured Credit Facilities. The Company plans to increase its existing term loan by $150 million and expand its revolver by $150 million. The add-on to the term loan and a portion of the revolver will be used to finance the $210 million cash purchase of Alternative Behavioral Services, Inc. (“ABS”), which is expected to occur on December 1, 2006, subject to customary closing conditions. Citigroup Global Markets Inc. and Banc of America Securities LLC are acting as Joint Bookrunning Manager and Joint Lead Arranger on the $150 million add on to the term loan and Banc of America is acting as Sole Lead Arranger and Sole Bookrunner on the revolving credit facility.
     PSI also announced that it has increased its guidance for 2007 earnings per diluted share to a range to $1.42 to $1.46 from the previous range of $1.37 to $1.41. The Company’s guidance has been increased to reflect the positive impact of the ABS acquisition. This guidance does not include the impact from any other future acquisitions.
     Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, “We are pleased to increase our earnings guidance for 2007 as a result of our anticipated acquisition of ABS. We not only expect the ABS facilities to be accretive to our 2007 results, but we also expect to produce further growth in revenues and profit margins at the ABS facilities in subsequent years.”
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PSYS to Launch Financing

November 7, 2006
     This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI’s ability to complete the ABS acquisition and to successfully integrate the ABS facilities; (2) potential competition which alters or impedes PSI’s acquisition strategy by decreasing PSI’s ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities, including the ABS facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI’s facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI’s acquisition strategy and capital expenditure needs including financing for ABS; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; (7) PSI’s ability to comply with applicable licensure and accreditation requirements; and (8) potential difficulties in integrating recently acquired operations with PSI. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI’s filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.
     PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 64 owned or leased freestanding psychiatric inpatient facilities with approximately 6,900 beds in 27 states. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.
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